Exhibit 99.1

PromiCell, Inc. Confidential Draft for Discussion Purposes Only PromiCell ,Inc Pioneering ‘next - generation’ T cell therapies with curative potential…

PromiCell, Inc. 2 Confidential Draft for Discussion Purposes Only Disclaimer General • The information provided in this presentation pertaining to PromiCell, Inc . ("PromiCell" or the "Company"), its business assets, strategy and operations is confidential and is being provided for general informational purposes . PromiCell and its agents, advisors, directors, officers, employees and shareholders make no representation or warranties, expressed or implied, as to the accuracy of such information and PromiCell expressly disclaims any and all liability that may be based on such information or errors or omissions thereof . PromiCell reserves the right to amend or replace the information contained herein, in part or entirely, at any time, and undertakes no obligation to provide the recipient with access to the amended information or to notify the recipient thereof . • The information contained in this presentation is intended only for the persons to whom it is transmitted for the purposes of evaluating the Company . The information contained in this presentation supersedes any prior presentation or conversation concerning the Company . Any information, representations or statements not contained herein shall not be relied upon for any purpose . • This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. Prospective investors should not construe the contents of this presentation as legal, tax, investment or other advice. All prospective investors should make their own inquiries and consult their own advisors as to legal, tax, investment, and related matters concerning an investment in the securities of the Company. Confidentiality • This presentation is confidential. The contents are not to be reproduced or distributed to the public or press.

PromiCell, Inc. 3 Confidential Draft for Discussion Purposes Only Forward Looking Statements Forward Looking Statements and Financial Projections • Certain information in this presentation and oral statements made in any meeting are forward - looking and relate to PromiCell and its anticipated financial position, business strategy, events and courses of action . Words or phrases such as "anticipate," "objective," "may,” "will," "might," "should," "could," "can," "intend," "expect," "believe," "estimate," "predict," "potential," "plan," "is designed to" or similar expressions suggest future outcomes . Forward - looking statements and financial projections include, among other things, statements about : our expectations regarding our expenses, sales and operations ; our negotiations with our licensing partners, the timing and outcome of clinical trials ; our anticipated cash needs, our estimates regarding our capital requirements, our need for additional financing ; our plans for future products and enhancements of existing products ; our future growth strategy and growth rate ; our future intellectual property ; and our anticipated trends and challenges in the markets in which we operate . • Forward - looking statements and financial projections are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward - looking statements and financial projections . Although we believe that the expectations reflected in the forward - looking statements and financial projections are reasonable, there can be no assurance that such expectations will prove to be correct . We cannot guarantee future results, level of activity, performance or achievements and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward - looking statements and financial projections . • The forward - looking statements and financial projections contained in this presentation are expressly qualified by this cautionary statement . Except as required by law, we undertake no obligation to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events . Readers are cautioned not to place undue reliance on forward - looking statements or financial projections .

PromiCell, Inc. 4 Confidential Draft for Discussion Purposes Only 1. Company Overview

Company Overview PromiCell, Inc. a Delaware corporation (the “Company” or PromiCell) is a clinical - stage biotechnology company established to create differentiated T - cell therapies with state - of - the - art technologies being developed, in joint venture with world - renowned cancer research institutions. Our programs focus on chimeric antigen receptor (“CAR”) T - cell therapies. A CAR is a protein that has been devised to modify T - cells to recognize and eliminate cancer cells. Next generation” T cell therapies will drive not just depth and durability of response, but also breadth of response. In our opinion, the advantage of our approach is that approved therapies have shown limited durability of effect, safety concerns and unreliable supply. The Company has already signed in - licensing agreements with Fred Hutchinson Cancer Research Center (“Fred Hutch” or “FH”) and with Memorial Sloan Kettering Cancer Center (“MSK”) on a number of synergistic cell therapies. PromiCell aims to capitalize on most innovative and meaningfully differentiated technologies coming out of some of the best cancer centers in the US. Since commencement of operations (April 2023), PromiCell has raised $12.0 million to support the in - licensing and advancement of STEAP 1, armored STEAP 1 IL - 18, HA - 1, and CD - 33, into clinical development, all highly innovative and de - risked technologies. The Company is targeting to raise $30 million under Regulation D506(c) and Regulation A+/Tier 2 in 2025 to fund the ongoing and prospective clinical trials of the above technologies targeting Nasdaq listing by year end. PromiCell, Inc. 5 Confidential Draft for Discussion Purposes Only

Our Journey Through the Years and Growth Strategy Company establishment and capital raising Building strong assets and commencing clinical trials Important upcoming milestones Establishment 2023 2024 - onwards Company founded in October 2022 Fred Hutch License Agreement for the development of STEAP 1, STEAP 1 IL - 18 and HA - 1 $12.0 million capital raised Three of our assets ascended from discovery to preclinical phase First asset clinical trials began in late Q3 2024 Second asset clinical trials expected in early Q1 2025 MSK License Agreement for the development of CD - 33 PromiCell, Inc. 6 Confidential Draft for Discussion Purposes Only

PromiCell, Inc. 7 Confidential Draft for Discussion Purposes Only Outsmart cancer by developing next - generation transformational CAR - T and TCR T - cell therapies • Ongoing partnerships include access to an emerging pipeline of novel therapies, diverse patient populations, world - leading translational research capabilities, experienced clinical teams, cell processing and manufacturing expertise and facilities, and established relations with the FDA • Novel approach built upon proof - of - concept established by pioneering scientists at Fred Hutch, MSK and other cancer research centers . • Leveraging infrastructure and experience of cancer research center teams to support translational science, IND - enabling work and Phase 1 product manufacture creates a risk - mitigated and cost - efficient business model Collaboration with premier cancer research centers • Product candidates licensed represent highly differentiated and novel CAR T and TCR T product candidates to be developed across separate solid and hematologic tumors / indications • Each CAR T product candidate supported by robust data that demonstrates ‘best - in - indication’ preclinical profiles • Technologies designed to expand benefit of 1 st generation cell therapies Focus on highly differentiated product candidates • Pipeline of innovative product candidates provides multiple ‘shots on goal’ across tumor indications • Advance STEAP 1 CAR T and HA 1 TCR T through their Phase 1 clinical trials and potentially Phase 2 clinical trials for the treatment of patients with metastatic castration - resistant prostate cancer and recurrent Leukemia following BMT, respectively. • Continue to leverage our platform technologies to advance the STEAP 1 CAR T cell program for Ewing Sarcoma and armored IL - 18 STEAP 1 CAR T cell program for metastatic castration - resistant prostate cancer and CD33 armored CAR T cell therapy for acute myeloid leukemia into clinical development. Advance clinical trials on diverse product pipeline • Opportunistically pursue strategic partnerships and collaborations to maximize the value of our pipeline and platform technologies. • Leverage readily transferable manufacturing process to help mitigate regulatory hurdles and facilitate predictable and reliable supply for future patients. Pursue strategic partnerships and develop manufacturing

Key Highlights - Funded through Q2 2025 - Capital raised through Private Placement - Two Phase 1 trials ongoing by Q1 2025 - Three additional asset IND applications to be submitted in 2025 - One phase 2 trial to commence in Q4 2025 - Collaboration with Sponsor Institutions to reduce clinical trials and manufacturing costs - FH & MSK strong institutional backing - First to patient indications, prostate cancer, AML, sarcoma PromiCell, Inc. 8 Confidential Draft for Discussion Purposes Only

PromiCell, Inc. 9 Confidential Draft for Discussion Purposes Only 2. Pipeline and Technology Overview

PromiCell Pipeline: Developing T cell therapies with ‘Best - In - Indication’ potential PROGRAM INSTITUTION TARGET INDICATION PHASE 1 PHASE 2 PHASE 3 PRECLINICAL DISCOVERY IND ENABLING Metastatic Castration Resistant Prostate Cancer (mCRPC) • STEAP 1 directed CAR T • IL - 18 STEAP 1 directed CAR T PRO CAR – 201A PRO CAR - 202 Ewing Sarcoma • STEAP 1 PRO CAR – 201B Acute Myeloid Leukemia (AML) • CD - 33 directed CAR T PRO CAR - 301 Transplant Relapsed Acute Myeloid Leukemia (AML) • HA - 1 Engineered TCR T PRO TCR - 401 Current End of 2025 PromiCell, Inc. 10 Confidential Draft for Discussion Purposes Only

Key Developments Phase 1 clinical trial for STEAP1 (castration resistant prostate cancer) opened to enrollment in October 2024. In Q3 2023, PromiCell entered into a licensing agreement with FH for the HA - 1 asset (AML). Phase 1 is expected to be completed in Q2 2025 and soon thereafter roll over to Phase 2. In Q3 2024, PromiCell entered into a licensing agreement with MSK for the CD - 33 CAR T. We anticipate IND submission by Q4 2025. STEAP 1 IL - 18 armored CAR IND application to be submitted in mid - 2025. Phase 1 clinical trial anticipated to begin in Q4 2025. STEAP 1 (sarcoma) IND application to be submitted in Q2 2025. Phase 1 clinical trial expected to commence in Q4 2025. PromiCell, Inc. 11 Confidential Draft for Discussion Purposes Only

Technology Overview Technology Designed to expand clinical benefit of 1st generation approaches Addressing Addressing the three dimensions of anti - tumor response Result Next generation” T cell therapies will drive not just depth and durability of response, but also breadth of response – facilitating killing of both antigen target - positive and antigen target - negative tumor cells” PromiCell, Inc. 12 Confidential Draft for Discussion Purposes Only

Platform: Novel CAR T constructs optimized for superior in vivo functionality 1. Membrane - proximal antigen targeting with high affinity binders (DEPTH: enhanced T cell killing potency and functionality) 3. Fully human scFv ( DURABILITY : reduces risk of allo - immune rejection) 2 . Tuned for activation in conditions of both low antigen density and high tumor burden (DEPTH : increases target antigen - sensitivity) 4. Cytokine armored to generate pro - inflammatory immune microenvironment ( BREADTH – killing both target antigen - positive and target antigen - negative tumor cells) Next generation CAR constructs focus innovation on key T anti – tumor properties PromiCell, Inc. 13 Confidential Draft for Discussion Purposes Only Expanding utility across solid and heme tumors

PromiCell Differentiation: Improving Depth , Durability and Breadth of anti - tumor response • Enhanced effector function • Capacity for T cell proliferation and self - renewal leading to long - term CAR T cell persistence • Increased polyfunctionality without increased exhaustion Depth of Anti - tumor Response Durability of Anti - tumor Response Contains T cell subtypes associated with key anti - tumor properties: 1 2 3 Breadth of Anti - tumor Response Recruit and activate endogenous tumor targeting immune effector cells • CAR T designed to express cytokines that recruit important myeloid cells (e.g. M1 macrophage, Dendritic Cells) • Enhanced CAR T cell function aids formation of secondary anti - tumor response via activation of antigen - target negative endogenous T cells Next Generation CAR T products designed to address key mechanisms of tumor escape, disease relapse and immune evasion Next Gen CAR T products generate ‘3 Dimensional’ Anti - Tumor Response PromiCell, Inc. 14 Confidential Draft for Discussion Purposes Only

PromiCell, Inc. 15 Confidential Draft for Discussion Purposes Only 3. Management and Board of Directors

Executive Officers Anthony Argyropoulos Chief Financial Officer Managing Director, Seaborne Capital Advisors. 20+ years investment banking & corporate finance experience. Previously with Cantor Fitzgerald & Co and Jefferies & Company, Inc. in the United States. MBA in Finance, Bentley College, Waltham Massachusetts John Lee, MD, PhD Chief Medical Officer Associate Professor, Division of Hematology/Oncology, UCLA. His lab is focused on developing cellular immunotherapy strategies for prostate and bladder cancer. John is a recipient of several young investigator awards, including the NIH Director’s New Innovator Award, Prostate Cancer Foundation Young Investigator and Challenge Awards, and multiple awards from the Department of Defense. Anthony Daniyan, MD Chief Scientific Officer Currently serving as a medical oncologist at Memorial Sloan Kettering who cares for patients with leukemia. Tony is a member of MSK’s Cellular Therapeutics Center. The Center is working to develop the next generation CAR T Cell Therapy. Completed residency at Cornell/ New York Presbyterian Hospital, and Oncology fellowship at MSKCC. Miltiadis Sougioultzoglou, MD Chief Executive Officer US trained neurosurgeon and biotech entrepreneur. Trained at Memorial and New York Presbyterian Hospitals. B.S. in Biomedical Engineering, and a Medical Degree from Boston University. Extensive research at Harvard, Tufts and Rockefeller. PromiCell, Inc. 16 Confidential Draft for Discussion Purposes Only

Executive Officers (cont’d) Matthew Jacobson Executive Vice President, Legal Affairs More than 25 years of experience in M&As, private equity and venture capital investments, JVs, financings, capital markets transactions. Partner in Baker McKenzie. Partner in Ropes & Gray. Corporate counsel for Hewlett - Packard Company for 5 years. Ranked by the Legal 500 US in the M&A/Corporate and Commercial category for M&A and Media, Technology and Telecoms. Named "Stand - Out Lawyer" by Thomson Reuters, 2022. PromiCell, Inc. 17 Confidential Draft for Discussion Purposes Only

Board of Directors R. John Glasspool Director 25+yrs Pharma/Biotech. Anthos Therapeutics – CEO, BOD, President Baxter/Baxalta - Head of Corporate Strategy and Commercial, Head of Emerging Therapies - built oncology franchise (ground up). Novartis - Head of multiple Franchises; EU Vaccines, Cardiovascular, Neuroscience, Neurology. Multiple senior positions JNJ. Board member BIO organization. Gregory Raskin Senior life sciences and healthcare executive and investor with broad experience at the intersection of science, medicine and business. SVP of the Office of Technology Development (OTD) at Memorial Sloan Kettering Cancer Center. Under his leadership, OTD helped advance dozens of cancer therapies through development – including two drugs that were approved by the FDA; generated >$1.5 billion in licensing revenue for the institution from IP. Miltiadis Sougioultzoglou, MD Director 15yrs practicing neurosurgeon and biotech entrepreneur. Trained at Memorial and New York Presbyterian Hospitals. B.S. in Biomedical Engineering, and a Medical Degree from Boston University. Extensive research at Harvard and Rockefeller. 7 years at MSK. Eric Holland, MD, Ph.D Senior Vice President and Director Human Biology Division, Fred Hutch Director, Seattle Translational Tumor Research Fred Hutch and UW Medicine. Dr. Holland specializes in caring for patients with glioblastomas. His landmark work with mouse models has revealed that glioblastoma is not one but several diseases, a finding that is a first step toward tailoring treatment to individual tumors. PromiCell, Inc. 18 Confidential Draft for Discussion Purposes Only

Scientific Advisory Board Kevin J. Curran, MD Pediatric Hematologist - Oncologist, MSK Physician on the MSK Kids team specialized in cellular therapy as a member of the Pediatric Stem Cell Transplantation and Cellular Therapies Service - treats children and young adults with blood cancers (leukemia, disorders of the bone marrow). Pediatric Director of the Cellular Therapeutic Center at MSK - develops novel cellular treatments for children and young adults with leukemia and lymphoma using CAR T cells. John Lee, MD, PhD Associate Professor, Division of Hematology/Oncology, UCLA. His lab is focused on developing cellular immunotherapy strategies for prostate and bladder cancer. John is a recipient of several young investigator awards, including the NIH Director’s New Innovator Award, Prostate Cancer Foundation Young Investigator and Challenge Awards, and multiple awards from the Department of Defense. Nikhil Mehta More than 25 years of experience in regulatory affairs and drug development. Chief Technical and Regulatory Officer at Anthos, a biotechnology company in Cambridge, Mass. Previously held senior positions at numerous pharmaceutical and biotechnology companies PromiCell, Inc. 19 Confidential Draft for Discussion Purposes Only

PromiCell, Inc. 20 Confidential Draft for Discussion Purposes Only 3. Financial Section

PromiCell, Inc. 21 Confidential Draft for Discussion Purposes Only Financing Transactions • On April 5, 2023, the Company completed its first round of financing raising $4.0 million through the issuance of 4,000,000 Series A Convertible Preferred Shares at $1.0 per share. Each Series A Preferred Share is convertible into one share of the Company’s common stock. Also, each Series A Preferred Share includes an accompanying warrant, which grants the holder the right to purchase one Series A Preferred Share at an exercise price of $2. As of October 2024, all warrants have been exercised as described further below. • On September 22, 2023, the Company signed an Exclusive License Agreement with Fred Hutch for the acquisition of an immunotherapy asset named HA - 1. As a partial consideration of the agreement, the Company issued to Fred Hutch common shares at a valuation of $80.0 million. • In October & November 2023, the Company’s initial investors exercised their warrants to purchase 3,000,000 Series A Preferred Shares at $2.0 per share resulting in $6.0 million proceeds to the Company. In October 2024, the remaining 1 million warrants were exercised for additional $2.0 million proceeds. • In October 2024, the Company signed an Exclusive License Agreement with MSK for the acquisition of an Acute Myeloid Leukemia asset. As a partial consideration of the agreement, the Company issued to Fred Hutch common shares at a valuation of $80.0 million. Total Proceeds (in $m) Price per share Type of security Date 4 $1/share 4 million Series A Preferred Shares April 2023 n/a $3/share License agreement with FH valuing the Company at $80m Sep. 2023 6 $2/share Exercise of 3 million warrants to purchase Series A Preferred Shares Oct. / Nov. 2023 n/a $3/share License agreement with MSK valuing the Company at $80m Sep. 2024 2 $2/share Exercise of 1 million warrants to purchase Series A Preferred Shares Oct. 2024 12 Total • PromiCell prepares quarterly financial statements, since its inception, with Marcum LLP and Set Apart has audited the financial statements for 2022 and 2023.

PromiCell, Inc. 22 Confidential Draft for Discussion Purposes Only Capitalization Table Fully Diluted Ownership Fully Diluted Shares Shares Issued and Outstanding Shares Authorized 64.09% 18,516,100 18,516,100 35,000,000 Common Stock classes Common (CS) Stock 64.09% 18,516,100 18,516,100 Total Common Stock issued and outstanding 27.69% 8,000,000 8,000,000 14,000,000 Preferred Stock classes Series A Preferred (PA) Stock 27.69% 8,000,000 8,000,000 Total Preferred Stock issued and outstanding 2,374,000 2023 Equity Incentive Plan 7.51% 2,170,000 Options and RSUs issued and outstanding 0.71% 204,000 Shares available for issuance under the plan 100.00% 28,890,100 26,516,100 Totals

PromiCell, Inc. Confidential Draft for Discussion Purposes Only PRO CAR - 201 & PRO CAR - 202 STEAP1 directed IL - 18 armored CAR T targeting Metastatic Castration Resistant Prostate Cancer

TARGET / INDICATION • STEAP1 is a cell surface protein with broad and homogeneous expression in prostate cancer (~87%) and other epithelial cancers. Note: PSMA expression in mCRPC ~60%. • STEAP1 plays a functional role in disease progression, and is involved in cancer proliferation, invasion, and epithelial - to - mesenchymal transition • Minimal to no expression in normal tissues (prostate and adrenal glands) • Metastatic castration - resistant prostate cancer – median overall survival of 3 years, ~34,000 deaths in the US/year; incidence ~43,000 in the US/year SCIENTIFIC RATIONALE • Fully human scFv with high affinity, membrane - proximal binding STEAP1 • Optimized lentiviral vector for enhanced CAR expression in T cells (Transduction efficiency) • Next - generation BBζ CAR construct tuned to activation in low antigen density conditions • CAR T product with less differentiated subtypes and defined CD4:CD8 composition • Preclinical activity demonstrated across disseminated/orthotopic xenograft models of prostate cancer and Ewing sarcoma • Further optimization (IL - 18 armoring) in progress CLINICAL DEVELOPMENT • IND submitted in March 2024. On April 5, 2024 received a Safe to Proceed from the FDA. • Unarmored STEAP 1 Phase 1 trial supported by NeXT (NCI Experimental Therapeutics Program) • Key competitors: Amgen (STEAP1 BiTE, PSMA BiTE ); Regeneron (PSMA BiTE); Poseida (PSMA CAR T) IL - 18 armored STEAP1 CAR 4. 4 - 1BB co - stim drives T cell memory and persistence 3. CD28 TM domain reduces antigen activation threshold Unarmored STEAP1 CAR 2. Spacer length optimized for membrane - proximal antigen binding 5 . IL - 18 recruits/activates key endogenous tumor - specific effector cells PromiCell, Inc. Confidential Draft for Discussion Purposes Only 1. Human scFv minimizes CAR T clearance

Product Characterization: Ex vivo expanded STEAP1 - BBζ CAR T cell products maintain less differentiated phenotype and absence of tonic signaling (exhaustion) No significant increase in PD - 1 or LAG - 3 expression during ex vivo expansion indicating an absence of tonic signaling Enrichment of Tscm and Tcm populations during ex vivo expansion Tscm Tcm Manufacturing process: Ex vivo transduction, activation and expansion generates less differentiated and more immunologically fit CAR T cells for infusion PromiCell, Inc. Confidential Draft for Discussion Purposes Only Bhatia V, Kamat NV, Pariva TE, et al. bioRxiv. 2022.

In vivo efficacy: Complete responses to STEAP1 - BBζ CAR T cells in the C4 - 2B Prostate Cancer disseminated tumor model within 5 weeks Complete responses in 5/5 mice by week 5 Peripheral persistence of CAR T cells at day 49 (5x10 6 T cells) (1x10 6 tumor cells) PromiCell, Inc. Confidential Draft for Discussion Purposes Only Bhatia V, Kamat NV, Pariva TE, et al. bioRxiv. 2022.

In vivo efficacy: Complete responses to STEAP1 - BBζ CAR T therapy in two different orthotopic models of Ewing sarcoma within 3 weeks p=0.0045 p=0.0060 1. SK - ES - 1 model 2. RD - ES model (5x10 6 T cells) (5x10 6 T cells) PromiCell, Inc. Confidential Draft for Discussion Purposes Only Tsao A, et al. In preparation. 2022.

In vivo safety: Mouse STEAP1 - mBBζ CAR T cells demonstrate anti - tumor activity and preliminary safety in RM9 - hSTEAP1 - KI mice (RM9 poorly immunogenic and low antigen density cell line) Common but seemingly transient responses to mouse STEAP1 - mBBζ CAR T cells Weight loss associated with tumor burden not treatment group. No evidence of tissue disruption or increased T cell infiltrate of prostate or adrenal glands . (5x10 6 T cells) 5e5 cells PromiCell, Inc. Confidential Draft for Discussion Purposes Only Bhatia V, Kamat NV, Pariva TE, et al. bioRxiv. 2022.

PromiCell, Inc. Confidential Draft for Discussion Purposes Only PRO TCR - 401 STEAP1 HA - 1 TCR T cell therapy for Leukemia relapse after BMT (Blood and Marrow Transplantation)

A Different Approach to Immunotherapy for BMT patients Minor Histocompatibility (H) Antigens as Targets for post - BMT Immunotherapy 30 Fred Hutchinson Cancer Center PromiCell, Inc. Confidential Draft for Discussion Purposes Only

A Different Approach to Immunotherapy for BMT patients Minor Histocompatibility (H) Antigens as Targets for post - BMT Immunotherapy 31 Fred Hutchinson Cancer Center PromiCell, Inc. Confidential Draft for Discussion Purposes Only • Advantage of minor H antigen - targeted T cell therapy over chemotherapy • Most patients with post - BMT relapse are resistant to chemotherapy • But may still be sensitive to immunotherapy • Advantage of minor H antigen - targeted T cell therapy over other types of immunotherapy • Very specific • Very sensitive • Uniquely suited to BMT recipients

HA - 1 TCR - T cell Therapy • HA - 1 is a minor H antigen with highly desirable features for targeted immunotherapy • Expressed by many patients with leukemia • Very specific to the patient’s blood cells, including leukemia • Not found on the donor’s blood cells • Not found on cells in other tissues in the body • TCR - T cell therapy • TCR - T cells are a class of genetically modified T cell • Similar to CAR - T cells • Genetic modification with HA - 1 TCR allows donor T cells to recognize and kill patient leukemia 32 Fred Hutchinson Cancer Center PromiCell, Inc. Confidential Draft for Discussion Purposes Only

HA - 1 TCR - T cell product • 50% CD8 + & 50% CD4 + T cells • Depleted of CD45RA + (naïve & T EMRA ) T cells • Transduced with HA - 1 TCR transgene construct • Enriched with CD34 tag • Responds to leukemia – Proliferates, kills and secretes IFN γ, IL2, TNFα • Undergo apoptosis with AP1903 (Rimiducid) Donor T cell Donor T cell + HA - 1 TCR HA - 1 TCR T cell Therapy 33 Fred Hutchinson Cancer Center US C P o a n t f i e d n e n t t i N a l o D . r a 1 f t 0 f , o 5 r 3 D 8 i s , c 5 u 7 s s 4 io n J P a u n r p 2 o s 1 e , s 2 O 0 n l 2 y 0 PromiCell, Inc.

HA - 1 TCR - T cell First - in - Human, Phase I Clinical Trial Elizabeth Krakow Corinne Summers • Acute leukemia - any • Age 0 - 70 years old • Recurrence after BMT • Correct genotype & HLA • No severe BMT complications Dose (combined CD4 & CD8) Dose level Up to 3 x 10 5 /kg - 1 Up to 1 x 10 6 /kg 0 Up to 3 x 10 6 /kg 1 Up to 10 x 10 6 /kg 2 Up to 30 x 10 6 /kg 3 HCT Recurrent leukemia (MRD/relapse) Bridging TCR - T cell manufacture Screening Lymphodepleting chemotherapy therapy allowed BMA Fludarabine BMA HA - 1 TCR T cells TCR - T therapy Evaluation BMA BMA BMA Marie Bleakley, MD, PhD, MMSC 34 Fred Hutchinson Cancer Center PromiCell, Inc. Confidential Draft for Discussion Purposes Only

35 Fred Hutchinson Cancer Center PromiCell, Inc. Confidential Draft for Discussion Purposes Only Phase 1 HA - 1 TCR T cell Trial Conclusions First - in - human clinical trial initial experience • Manufacturing feasibility established, even for highest cell dose • Safety established • HA - 1 TCR T cells expanded and persisted in the patients • Lab tests demonstrated that the HA - 1 TCR T cells in blood samples from the recipients were still functional and killed leukemia • HA - 1 TCR T cell therapy was effective in 4/9 patients • Effective in 2/2 patients treated at the top dose level ‘De - risked’ cell product with demonstrated safety and effectiveness in some patients

PromiCell, Inc. Confidential Draft for Discussion Purposes Only PRO CAR - 301 CD33 “Armoured” Chimeric Antigen Receptor - T cell Therapy for Acute Myeloid Leukemia Lead Investigator: Anthony Daniyan, MD Attending Physician, MSK

PromiCell, Inc. Confidential Draft for Discussion Purposes Only • CD33 is a cell surface protein typically expressed by mature myeloid cells and is thus an attractive target for treatment as it is expressed in over 80% of AML patients • AML causes the largest number of leukemia deaths in the USA, despite a relatively low incidence (~20,000 cases annually) • This novel investigational drug has demonstrated improved potency when compared to standard CD33 - specific CAR – T cells in preclinical animal models • CD33 is also expressed on haematopoietic cells which give rise to AML. Patients treated with CD33 CAR - T cells will thus also have their bone marrow stem cells destroyed as well as their leukemic cells and will require a stem cell transplant within a month of AML CAR - T cell treatment

High Potency IL - 18 “SAVVY CD33 CAR - T Construct Improved Tumour Killing compared to Standard CAR - T Cells PromiCell, Inc. Confidential Draft for Discussion Purposes Only